                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                PACER TECHNOLOGY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                PACER TECHNOLOGY
                            9420 SANTA ANITA AVENUE,
                           RANCHO CUCAMONGA, CA 91730
                                 (909) 987-0550
                               FAX (909) 987-5298

                                                                October 11, 2001

Dear Shareholder:

     The Board of Directors joins us in extending to you a cordial invitation to attend the Annual Meeting of Shareholders of Pacer Technology, which will be held on Tuesday, November 13, 2001, at 9:00 A.M. Pacific Standard Time, at the Hilton Hotel -- Ontario Airport, 700 North Haven Avenue, Ontario, California.

     The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be acted on at the Annual Meeting. We also will be making a presentation about the developments that are taking place at Pacer. Your participation in Company activities is important, and we hope you will attend.

     Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

                                          Sincerely,

                                          /s/ RICHARD P. KAY
                                          RICHARD S. KAY
                                          Chairman, Chief Executive Officer and
                                          President

                                PACER TECHNOLOGY
                            9420 SANTA ANITA AVENUE
                       RANCHO CUCAMONGA, CALIFORNIA 91730
                                 (909) 987-0550
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 2001

To the Shareholders of Pacer Technology:

     The Annual Meeting of Shareholders of Pacer Technology (the "Company") will be held at the Hilton Hotel, Ontario Airport, 700 North Haven Avenue, Ontario, California, at 9:00 A.M. Pacific Standard Time, on Tuesday, November 13, 2001, for the following purposes:

          1. To elect the following five nominees to serve as directors of the Company for a term of one year or until their successors are elected and qualify: Ellis T. Gravette, Jr., Carl E. Hathaway, John G. Hockin, II, Richard S. Kay and Larry K. Reynolds.

          2. To approve the Pacer Technology 2001 Stock Incentive Plan (the "Plan"), which authorizes the grant by the Company of options to purchase up to a maximum of 300,000 shares of Pacer's common stock (which represents approximately 9.8% of its currently outstanding shares), to Pacer's officers, employees, directors, and service providers.

          3. To consider and act upon such other matters as may properly come before the meeting or at any adjournments or postponements thereof.

     Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on September 28, 2001 will be entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

     If you will not be attending the Annual Meeting, there are two ways to vote your Proxy: BY THE INTERNET OR BY MAIL. Instructions for voting over the Internet are contained in the accompanying Proxy Statement and on the Proxy Card. To be counted, votes submitted over the Internet must be received by no later than 12:00 Noon Central Standard Time (10:00 A.M. Pacific Standard Time), on Monday, November 12, 2001.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please vote, either over the Internet or by signing the enclosed Proxy Card and returning it promptly in the enclosed envelope. It requires no stamp if mailed in the United States.

     RETURNING THE ENCLOSED PROXY OR VOTING OVER THE INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, BUT WILL INSURE THAT YOUR VOTE IS COUNTED IF YOU ARE NOT ABLE TO ATTEND.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD P. KAY
                                          RICHARD S. KAY
                                          Chairman, Chief Executive Officer and
                                          President

Rancho Cucamonga, California
October 11, 2001

                                PACER TECHNOLOGY
                            9420 SANTA ANITA AVENUE
                       RANCHO CUCAMONGA, CALIFORNIA 91730
                                 (909) 987-0550
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 2001
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Pacer Technology, a California corporation (the "Company" or "Pacer"), for use at its 2001 Annual Meeting of Shareholders to be held on Tuesday, November 13, 2001, at 9:00 A.M. Pacific Standard Time, at the Hilton Hotel -- Ontario Airport, 700 North Haven Avenue, Ontario, California, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about October 11, 2001.

                               VOTING YOUR SHARES

     You may vote your shares in any of the following ways:

     - BY MAIL. If you choose to vote by mail, please complete, sign and return your proxy card in the enclosed pre-addressed postage prepaid envelope in sufficient time to arrive by November 12, 2001.

     - OVER THE INTERNET. You may vote your shares at any time, 7 days a week, 24 hours per day, over the Internet. The Internet Web site address for voting is: WWW.EPROXY.COM/PTCH. Have your proxy card in hand when you access this Web site because you will be prompted and will need to enter a 3-digit Company Number and your 7-digit Control Number, both of which are located on your proxy card, in order to create and register your vote on an electronic ballot. TO BE COUNTED, YOU MUST TRANSMIT YOUR VOTE OVER THE INTERNET BY NO LATER THAN 12 NOON CENTRAL STANDARD TIME (10:00 A.M. PACIFIC STANDARD TIME) ON MONDAY, NOVEMBER 12, 2001. There may be costs associated with voting via the Internet, such as Internet access charges from Internet service providers and telephone companies.

     - ATTEND THE MEETING AND VOTE IN PERSON. You may attend the Annual Meeting and vote in person, even if you have previously voted by mailing your proxy card or voted over the Internet. If you attend and vote at the Annual Meeting, that vote will supersede any earlier vote that you may have submitted.

     Any shareholder who executes and returns a proxy or votes his or her shares over the Internet retains the right to revoke that vote at any time before the Annual Meeting is held. You may revoke or supersede your proxy by (i) signing and returning a proxy with a later date, or by giving written notice of revocation, to the Secretary of the Company, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730, prior to or at the Meeting, (ii) re-voting your shares via the Internet, prior to the Meeting, or (iii) attending the Annual Meeting and voting in person. A proxy, when returned by mail or transmitted over the Internet, and not later revoked, will be voted in accordance with the instructions given in the proxy. If you do not specify a choice in the proxy, your proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "For" Adoption of the 2001 Incentive Stock Plan (Proposal Two).

                               VOTING SECURITIES

     The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the shareholders of the Company of record as of the close of business on September 28, 2001 (the

"Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 3,060,705 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Shareholders who withhold authority to vote on the election of directors or abstain on any proposal, and broker non-votes, will be counted in determining the presence of a quorum. You are entitled to one vote for each share held as of the Record Date, except that in the election of directors you may cumulate your votes and give any one nominee a number of votes equal to the number of directors to be elected (which is five) multiplied by the number of shares which you are entitled to vote at the meeting, or to distribute the votes on the same principle among as many candidates as you choose, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) any shareholder has given notice at the Annual Meeting prior to voting of such shareholder's intention to cumulate votes in the election of directors.

          PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF SHARES BY MANAGEMENT

     Set forth below is certain information as of September 28, 2001 regarding the number of shares of the Company's common stock owned by (i) each person who we know owns more than 5% of Pacer's outstanding shares, (ii) each nominee for election to the Board, (iii) each of Pacer's current executive officers that are named in the Summary Compensation Table below, and (iv) all of Pacer's current directors and executive officers as a group.

                                                     AMOUNT AND NATURE OF
NAME AND ADDRESS(1)                                 BENEFICIAL OWNERSHIP(2)    PERCENT OF CLASS
-------------------                                 -----------------------    ----------------
John G. Hockin, II................................          349,208(3)(4)            10.5%
E. T. Gravette, Jr................................          137,300(3)                4.5%
Richard S. Kay....................................           80,000(3)                2.6%
Carl E. Hathaway..................................           40,000(3)                1.3%
Larry K. Reynolds.................................           29,342(3)(5)             1.0%
Laurence R. Huff..................................           14,800(3)                  *
All directors and officers as a group (6 in
  number).........................................          650,650(6)               18.8%

---------------

 *  Less than 1%

(1) The address of each of the individuals named in this table is the Company's address.

(2) Unless otherwise indicated, subject to any applicable community property laws, each of the persons named in the table has sole voting and investment power with respect to the shares shown opposite his name above.

(3) Includes shares subject to outstanding stock options exercisable during the 60-day period ending November 27, 2001, as follows: Dr. Hockin -- 260,000 shares; Mr. Gravette -- 20,000 shares; Mr. Kay -- 70,000 shares; Mr. Hathaway -- 20,000 shares; Mr. Reynolds -- 20,000 shares; and Mr.
    Huff -- 7,000 shares.

(4) Includes 89,208 shares held in an employee benefit trust of which Dr. Hockin is the sole trustee. Dr. Hockin disclaims beneficial ownership of these shares.

(5) Includes 9,342 shares held in an employee benefit trust of which Mr. Reynolds is a co-trustee and as to which he shares voting power.

(6) Includes a total of 397,000 shares subject to outstanding options exercisable during the 60-day period ending November 27, 2001.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will vote on the election of five directors to serve on the Board of Directors for a term of one year ending on the date of the 2002 Annual Meeting of Shareholders. The Board of Directors will vote each proxy received by them "FOR" the election of all five nominees named below, unless a contrary instruction is given in the proxy. All of the nominees named below are incumbent directors of the Company that were elected by the shareholders, except for Richard S. Kay, who was appointed to the Board by unanimous vote of the other Directors in February 2001. All of the nominees have consented to serve, if elected.

     Under California law, the five nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect. The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies in the event nominations are made in opposition to the nominees of the Board. In such event, the proxy holders intend to cumulate votes represented by proxies and to cast such votes among the nominees named below in such proportions as the Board deems appropriate in order to assure the election of as many of the nominees named below as possible.

     If any nominee becomes unavailable to serve as a director for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the nominees are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THOSE NOMINEES.

DIRECTORS AND NOMINEES

     Set forth below is the name and certain biographical information concerning each of the members of the Board of Director, who are also the nominees selected by the Board for election to serve as directors of the Company for the ensuing year.

                                    DIRECTOR
NAME AND AGE                         SINCE                 POSITIONS WITH PACER
------------                        --------               --------------------
Richard S. Kay, 59................    2001     Chairman, Chief Executive Officer, President
                                               and Director
Ellis T. Gravette, Jr., 75........    2000     Director
Carl E. Hathaway, 68..............    1985     Director
John G. Hockin, II, 57............    1984     Director
Larry K. Reynolds, 57.............    1995     Director

     Richard S. Kay. Mr. Kay was appointed Chairman of the Company's Board of Directors on February 21, 2001 and the Company's Chief Executive Officer and President on July 9, 2001. Mr. Kay has been a CEO and CFO for several companies operating in different industries, including manufacturing and consumer products, energy, healthcare and food service. He was the CFO for three different companies during their initial public offerings and the CFO for four companies during the course of their merger transactions. Most recently he was, from 1999 to 2000, the COO and CFO for TruCost Food Systems, a company formed in 1999 to develop a foodservice web site. Beginning in 1992 he served as CFO of Paragon Steakhouse Restaurants. He was promoted to be the CEO in 1997 and was responsible for the turnaround for this owner and operator of 73 upscale casual restaurants, with more than 4,000 employees located in eleven states. Paragon was sold in 1999.

     Ellis T. Gravette, Jr. Mr. Gravette became a member of the Board of Directors on February 1, 2000 and served as the Chairman of the Board from March 24, 2000 until February 21, 2001, when he relinquished that position to Mr. Kay. Mr. Gravette, who is currently a private investor, served as the Chairman and Chief Executive Officer of the Turner Corporation, a New York Stock Exchange listed company and one of the largest construction contractors in the United States, from 1996 to 1999, when that company was acquired by another corporation. From 1986 to 1996, Mr. Gravette was President of Ardath Associates, Inc., and from 1981 to 1986 he served as Chairman of the Board and Chief Executive Officer of The Bowery Savings Bank. Mr. Gravette is currently a Director of MidFirst Bank, SSB.

     Carl E. Hathaway. Mr. Hathaway has been president of Hathaway & Associates, Ltd., a registered investment advisory firm, since 1981.

     John G. Hockin, II. Dr. Hockin is a dentist who specializes in, and for more than the past five years has been engaged in the private practice of, endodontics. Dr. Hockin served as Chairman of the Board of Directors of Pacer from 1984 to 2000.

     Larry K. Reynolds. Mr. Reynolds is and for more than the past five years has been engaged in the private practice of law, as a senior partner of the law firm of Reynolds, Jensen & Swan LLP, in Riverside, California, which provided legal services to the Company in fiscal 2001 and is expected to provide similar services to the Company in the current fiscal year.

     There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 11 meetings during the year ended June 30, 2001. Each incumbent Director attended at least 75% of the sum of
(i) the number of meetings of the Board, and (ii) the number of meetings of all committees of the Board on which he served, that were held during his term of office in that fiscal year.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has established a standing Audit Committee that is authorized to deal with all matters which it deems appropriate regarding the review and audit of Pacer's financial statements and Pacer's accounting and internal controls systems, including the scope of the annual audit and the accounting methods and systems utilized by Pacer, in consultation with Pacer's independent public accountants who report directly to the Audit Committee with respect to such matters. The Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the independent accountants for the Company. The current members of the Audit Committee are Ellis T. Gravette, Jr., Carl E. Hathaway and John G. Hockin, II, none of whom has ever served as an officer or employee of the Company. The Audit Committee held one meeting during the year ended June 30, 2001.

     The Board of Directors, as a whole, serves as and performs the functions of the Compensation Committee. It adopts executive remuneration policies of the Company and makes determinations with respect to the compensation to be paid to Pacer's officers and with respect to the establishment of employee benefit programs for Pacer's employees. The Board held one meeting during the year ended June 30, 2001 which focused solely on compensation issues. However, the Board periodically considers and makes decisions with respect to increases in or adjustments to the compensation of officers and other key management employees at regular Board meetings. Mr. Kay, who is a director and the Chief Executive Officer and President of the Company, does not participate in the deliberations of or in voting by the Board with respect to his compensation or benefits.

     The Board of Directors, as a whole, also serves as and performs the function of the Nominating Committee, which identifies and screens candidates for membership on the Board of Directors of the Company. Shareholders desiring the Board to consider candidates for election to the Board should send information, in writing, addressed to the Secretary of the Company at its offices, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730, regarding the identities of those candidates, their ages, their occupational history and, if known, their ownership of shares of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon information made available to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10 percent or more of the Company's common stock were satisfied with respect to the Company's fiscal year ended June 30, 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the three fiscal years ended June 30, 2001 by executive officers of the Company that received cash compensation in excess of $100,000 during the fiscal year ended June 30, 2001 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                          ANNUAL COMPENSATION         -------------
                                     ------------------------------   STOCK OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(5)    (SHARES)(#)    COMPENSATION(6)
---------------------------          ----   ---------   -----------   -------------   ---------------
Current Officers:
Richard S. Kay(1)..................  2001   $ 64,962        $0           100,000         $    385
  Chairman, Chief Executive Officer
  and President
Laurence R. Huff(2)................  2001   $114,141        $0                 0         $  3,181
  Vice President and Chief
  Financial                          2000     82,788         0             7,000              770
  Officer
Former Officers:
W. T. Nightingale III(3)...........  2001   $167,454        $0                 0         $149,684
  Chief Executive Officer and
  President                          2000    161,929         0                 0            4,280
                                     1999    134,695         0                 0            3,630
Roger R. Vanderlaan(4).............  2001   $141,277        $0                           $ 73,099
  Vice President of Operations       2000    127,000         0                 0            1,155
                                     1999     37,500         0            10,000              385

---------------

(1) Mr. Kay was appointed Pacer's Chairman and became a full time officer of the Company on February 21, 2001, at an annual base salary of $200,000. On July 9, 2001, following the termination of Mr. Nightingale's employment with the Company, Mr. Kay assumed the positions of Chief Executive Officer and President of the Company, at no increase in salary or other compensation.

(2) Mr. Huff joined the Company as Vice President and Chief Financial Officer in September 1999.

(3) Mr. Nightingale's employment with the Company terminated on July 9, 2001. In connection with that termination, he received severance compensation in the amount of $145,967 in July 2001.

(4) Mr. Vanderlaan's employment with the Company terminated on July 9, 2001 and he also received severance compensation of $70,000 in July 2001.

(5) For each of the periods presented, the Board of Directors established annual incentive compensation programs for management employees of the Company, including the Company's executive officers, which provided for payment of bonuses based on the extent to which the Company achieved or exceeded certain performance goals. As indicated, no bonuses were awarded under these programs to the Named Officers for any of those periods.

(6) All Other Compensation consists of contributions by Pacer to Qualified Tax-Deferred Savings Plan accounts and premiums paid by Pacer for group life insurance benefits provided to the officers, except that in the case of Messrs. Nightingale and Vanderlaan, these amounts include severance compensation of $145,967 and $70,000, respectively.

STOCK OPTIONS

     Mr. Kay was the only officer and also the only employee that was granted any options in the fiscal year ended June 30, 2001. Set forth below is certain information regarding those options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                       VALUE OF OPTIONS AT
                                                                                     ASSUMED ANNUAL RATES OF
                                       NUMBER OF                                    STOCK PRICE APPRECIATION
                                        SHARES                                         FOR OPTION TERM(2)
                                      UNDERLYING      EXERCISE PRICE   EXPIRATION   -------------------------
NAME                                OPTIONS GRANTED     ($/SHARE)       DATES(1)        5%            10%
----                                ---------------   --------------   ----------   -----------   -----------
Richard S. Kay....................      100,000           $2.625          2011       $165,085      $418,357

---------------

(1) Options to purchase a total of 20,000 of the shares became exercisable on February 21, 2001, which was the date of grant. The remaining options to purchase a total of 80,000 shares become exercisable in four equal annual installments of 20,000 shares on each successive anniversary of the date of grant.

(2) There is no assurance that the values that may be realized by Mr. Kay on exercise of his options will be at or near the value estimated in the table, which utilizes compounded rates of growth of Pacer's stock price, mandated by the Securities and Exchange Commission, of 5% and 10% per year.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth, as of June 30, 2001, the currently exercisable and currently unexercisable options held by each of the Named Officers, none of whom exercised any options during the fiscal year ended June 30, 2001.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                                                  OPTIONS AT YEAR END
                                                                        2001(#)
                                                              ---------------------------
NAME                                                          EXERCISABLE   UNEXERCISABLE
----                                                          -----------   -------------
Richard S. Kay..............................................    20,000         80,000
Laurence R. Huff............................................     2,000          5,000
W. T. Nightingale, III(1)...................................    90,000              0
Roger R. Vanderlaan(2)......................................    10,000              0

---------------

(1) Mr. Nightingale's options will terminate on October 13, 2001 if not exercised by that date.

(2) Mr. Vanderlaan's options terminated on August 13, 2001.

     As of June 30, 2001, none of the options shown in the above table were "in-the-money" options, as the exercise prices of the options did not exceed the per share market price of Pacer's common stock on that date.

DIRECTORS' FEES

     During fiscal 2001, the Company paid each non-employee Director $500 per month in directors' fees for services and attendance at Board and committee meetings.

CERTAIN TRANSACTIONS

     During the fiscal year ended June 30, 2001, the Company paid fees totaling $83,000 to Reynolds, Jensen & Swan, LLP, for legal services rendered by that firm to the Company. Mr. Reynolds, a director and secretary of the Company, is a partner of that law firm. The terms of the Company's engagement of Reynolds & Jensen LLP, including the fees payable for its legal services, were approved by the disinterested members of the Board of Directors, which concluded that such terms were at least as fair to the Company as could have been obtained from unaffiliated law firms.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors, as a whole, serves as and performs the functions of a Compensation Committee. Mr. Kay, a member of the Board of Directors, also is Pacer's Chief Executive Officer and President. The Board believes that Mr. Kay's participation in management compensation decisions is important, because he is most knowledgeable with respect to the performance of members of management. However, Mr. Kay does not participate in the deliberations of the Board with respect to his compensation and benefits. Mr. Reynolds, a director of the Company, is a partner in the law firm of Reynolds, Jensen & Swan, LLP, which has performed legal services in the past and is expected to perform legal services in the future for the Company. He also serves as Secretary of the Company, a position for which he receives no compensation.

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Board of Directors, in performing the functions of a Compensation Committee, reviews and determines the cash and equity compensation for the Company's Chief Executive Officer and other senior executives. Cash compensation is comprised of salary and bonus, and equity compensation is comprised of stock options. The Board of Directors generally holds a meeting early in the fiscal year devoted exclusively to compensation matters. However, as a general matter, the performance of each executive is reviewed, and a decision regarding an adjustment to the executive's salary is made annually, at the Board meeting held closest to the anniversary of his or her hiring date or the date he or she was appointed to his or her current position.

COMPENSATION PHILOSOPHY

     The level of compensation that is paid to executives of the Company is based on both the Company's and the individual's performance. Company performance is judged based upon both the results for the immediately preceding fiscal year and, very importantly, on the Company's performance over the longer term. Individual performance is measured based on an evaluation of the executive officer's particular responsibilities, his performance in relation to specific goals established in the prior year or years, and his or her general management skills.

COMPENSATION PROGRAM

     Pacer has a comprehensive compensation program which consists of task compensation, both fixed and variable, and, if the situation warrants, equity based compensation. The principal elements of this program, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term successes of the Company, are the following:

     Salary. The base salary component of an executive's compensation is intended to reward the executive for normal levels of performance, as opposed to the bonus component which is intended to compensate for performance exceeding expected levels. When reviewing base salaries, the Board considers the following factors: (i) individual performance, (ii) Company performance and the extent to which the executive contributed to that performance, and (iii) the executive's level of responsibility and prior experience. Also considered in the evaluation is the potential that a competitor of the Company may attempt to hire away a key executive employee from the Company. As a result, the Board also reviews published information regarding the compensation of executives at companies comparable to that of the Company to ascertain whether or not the Company's compensation rates are both competitive and reasonable. Lastly, the CEO's evaluation of the performance and his recommendation regarding the compensation of other key executives is also considered.

     Bonus Compensation. Based on the Company's financial performance over time and over the immediately preceding year, as well as the qualitative performance of each individual executive, the Board determines whether a cash bonus should be awarded to an executive and, if so, also the amount of the bonus to be awarded. The recommendation of the CEO is also considered in determining the amount of any recommended bonus.

     Stock Options. In order to align the financial interests of senior executives with those of the shareholders, the Board of Directors grants stock options to its executives on a periodic basis. Options are granted with an exercise price equal to the market value of the Company's shares on the date of grant. Since the financial reward provided by stock options will depend on appreciation in the market value of the Company's shares, stock options effectively reward executives only for performance that results in improved market performance of the Company's stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive's importance to the future performance of the Company, as well as his or her past performance. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded. In most instances options are granted on terms that provide that they will become exercisable (or "vest") in annual or other periodic installments (such as, for example, 20% per year over five years), so that if an executive's employment is terminated prior to the full vesting of the options, whether by the Company or by the executive, the unvested portion terminates automatically, thereby creating an incentive for the executive to remain in the Company's employ for at least the vesting period.

     Compensation Paid to the Chief Executive. The Board of Directors, without Mr. Kay participating, determined his compensation for the fiscal year ended June 30, 2001. That determination was made on the basis of the policies and principles described above. Additionally, in order to align his financial interests with those of the shareholders, he was granted options to purchase up to a total of 100,000 shares of Pacer's common stock at an exercise price of $2.625 per share, which was equal to the closing price per share of Pacer's common stock, as reported by NASDAQ, on the date the options were granted.

                                                                E. T. Gravette, Jr.      Larry K. Reynolds
                                                                Carl Hathaway            Richard S. Kay
                                                                John G. Hockin, II

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2001 with management. The Audit Committee also has discussed with Ernst & Young, LLP, the Company's independent public accountants for fiscal year 2001, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young, LLP with that firm.

     Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent certified public accountants and the Company's management, the audit committee recommended to the Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K.

                                          Ellis T. Gravette, Jr.
                                          Carl E. Hathaway
                                          John G. Hockin, II

                              COMPANY PERFORMANCE

     The following graph sets forth a five year comparison of cumulative total returns on investment for the Company, the Russell 2000 Index, which is a broad market index, and the S&P Chemicals (Specialty) Index, which is an index comprised of publicly traded companies engaged in businesses similar to the Company's business. The total cumulative return on investment, as shown in the graph, is the change in the period-end stock price (plus reinvested dividends) for each of the periods for the Company and each of those Indexes for each of the years that began July 1, 1996 and ended June 30, 2001. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, the Russell 2000 Index and the S&P Chemicals (Specialty) Index. The data for the graph was obtained from Research Data Group, Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                       6/30/96   6/30/97   6/30/98   6/30/99   6/30/00   6/30/01
--------------------------------------------------------------------------------
 Pacer Technology      100.00     92.85    107.14     85.71     66.67     39.92
 Russell 2000          100.00    116.33    135.53    137.56    157.27    158.30
 S&P Chemicals
  (Specialty)          100.00    107.62    107.93    134.58     96.74     94.37
--------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and Audit Committee, and the Performance Graph, shall not be incorporated by reference into any such filings.

                                 PROPOSAL NO. 2

                     ADOPTION OF 2001 STOCK INCENTIVE PLAN

INTRODUCTION AND BOARD RECOMMENDATION

  INTRODUCTION AND PURPOSES OF THE PLAN

     The Board of Directors has unanimously adopted and is requesting that the shareholders approve the Pacer Technology 2001 Stock Incentive Plan (the "Plan"). The Plan sets aside 300,000 shares of Pacer's common stock for the grant of stock options to Pacer's officers and other key management employees and directors and to consultants and other providers of services to Pacer. The Board of Directors believes that the Plan will enhance Pacer's ability to attract and retain the services of officers and qualified employees and directors and outside consultants and other service providers, upon whose judgment, initiative and efforts the successful conduct and development of the Company's businesses largely depends, and will provide an additional incentive for such persons to devote their utmost time and efforts to the financial success of the Company. The Board of Directors also believes that the granting of options to such persons will serve to align their financial interests with those of Pacer's shareholders. Since options are granted at an exercise price equal to the market value of the Company's shares on the date of grant, the financial reward provided by stock options is largely a product of the appreciation in the market value of the Company's shares, thereby effectively rewarding executives, directors and service providers for performance that results in improved market performance of the Company's stock, which directly benefits all shareholders.

  VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Plan. Abstentions will be considered shares entitled to vote in the tabulation of the votes cast on this Proposal and will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PACER TECHNOLOGY 2001 STOCK INCENTIVE PLAN.

DESCRIPTION OF THE PLAN

     The following description of the principal features of the Plan is qualified in its entirety by reference to the text of that Plan, a copy of which will be furnished to any shareholder that makes a request therefor addressed to the Secretary of the Company, Pacer Technology, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730.

     Number of Authorized Shares. The Plan authorizes the issuance of up to 300,000 shares of the Company's common stock, which represents a number of shares equal to 9.8% of the total number of shares of Company Common Stock that are currently outstanding. As described in more detail below, the authorized number of shares that may be issued under the Plan will be subject to adjustment in the event of stock splits, stock dividends or certain other changes in the capital structure of the Company.

     Incentive and Nonqualified Stock Options. The Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options. Incentive stock options and nonqualified stock options may be granted to employees of the Company. Nonqualified stock options also may be granted to officers and other key employees and also to non-employee directors of and outside consultants and providers of services to the Company. As of this date no options have been granted under the Plan and none will be granted unless the shareholders approve the Plan.

     Administration of the Plan. The Compensation Committee of the Board of Directors (the "Committee"), which currently is comprised of all of the directors of the Company, will administer and, subject to the specific terms and provisions of the Plan, will have the full power and authority to interpret the Plan, select the recipients of options, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the Plan, and adopt, amend and rescind rules relating to that Plan.

     Exercise Price of Options. The option exercise price for each share granted pursuant to an incentive or nonqualified stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted (110% of fair market value in the case of any option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The maximum number of shares for which options may be granted to any one person during any one calendar year under the Plan will be 100,000 shares, which number shall be subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The aggregate fair market value of the common stock (determined as of the date of grant) with respect to which incentive stock options granted under the Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000, and any amounts that become exercisable by an optionee in any year in excess of that $100,000 will be treated as nonqualified stock options.

     Payment of Exercise Price. The exercise price of an incentive stock option or nonqualified stock option is payable in full upon exercise. Payment of the option price upon exercise of a stock option may be made in cash, by check, or, at the discretion of the Committee, by the delivery of shares of common stock (valued at their fair market value as of the date of the exercise of an option), by the optionee's promissory note in a form and on terms acceptable to the Committee, by the cancellation of indebtedness of the Company to the optionee, by the waiver of compensation due or accrued to the optionee for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the Plan may be made by a "same day sale" commitment or by a "margin commitment" from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby (i) the optionee irrevocably elects to exercise his or her option and to either sell a number of those option shares, or borrow funds from the NASD Dealer on security of his or her option shares, sufficient to generate the amounts needed to pay the exercise price of his or her options, and (ii) the NASD Dealer irrevocably commits upon receipt of such shares to forward those amounts directly to the Company.

     Vesting and Termination of Options. At the time of grant the Committee will determine whether the options granted will become exercisable (that is will "vest") at any time in whole, or from time to time in installments over the term of the options. However, subject to the provisions of the Plan permitting acceleration of the vesting of outstanding options, no option will vest prior to the expiration of six months from the date it is granted, but at least 20% of the options granted to any optionee shall vest each year during the first five years of the term of any option granted under the Plan. The term of options may not exceed 10 years from the date of grant (except in the case of any option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company, in which case the term may not exceed five years). In the event of a termination of an optionee's employment (or, in the case of a non-employee director or service provider, a cessation of his or her service with the Company) all options that had previously become vested will continue to be exercisable for a period of three months, except in the case of a termination due to the death or disability of the optionee, in which event the vested options will continue to be exercisable for 12 months following such a termination. However, upon any such termination of employment or cessation of service all options that had not already become vested will terminate and will not be exercisable. The Compensation Committee also shall have discretion to accelerate the vesting of any outstanding options granted under the Plan as the Committee deems appropriate.

     Transferability. Except as otherwise approved by the Committee, options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution.

     Adjustments to Number and Exercise Price of Options. In the event Pacer's outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving Company, or by reason of a stock split, combination of shares, reclassification, stock dividend, or other similar change in Pacer's capital structure while the Plan is in effect, appropriate adjustments will be made to the aggregate number and kind of shares issuable under that Plan, and the number and kind of shares and the price per share subject to outstanding incentive options and nonqualified options in order to preserve, but not to increase, the benefits to persons then holding options under the Plan.

     Effect of Changes in Control. In the event of the consummation of a Change in Control (as defined below) of the Company, the time period relating to the exercise or realization of all outstanding options shall automatically accelerate immediately prior to the consummation of such Change of Control unless the surviving corporation or its parent corporation in such Change in Control transaction agrees to assume, or exchange its options for, the options outstanding under the Plan as of the effective date of the Change of Control. For purposes of the Plan, "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     Amendments to and Termination of the Plan. The Board of Directors may alter, amend, suspend or terminate the Plan at any time. However, any changes which would adversely affect or impair, in any material respect, the rights of any person who holds any outstanding options under the Plan will not apply to those options without the consent of the optionee. Unless sooner terminated by the Board of Directors, the Plan will terminate on July 31, 2011, which is within ten years of the date the Plan was adopted by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences of participation in the Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change and the federal tax consequences of participation in the Plan may vary depending on the personal tax situation of the optionees. Moreover, participation in the Plan may also have consequences under state and local tax laws which may vary from the federal tax consequences described below.

     Incentive Options. No taxable income will be recognized by an optionee under the Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in an "item of adjustment" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year period or the two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than 12 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

     An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

     Under the Plan, the Committee may permit an optionee to pay the exercise price of an incentive option by delivering shares of common stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares that are subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

     Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period.

TAX WITHHOLDING

     The Plan grants the Company the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under that Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by (i) directing the Company to apply shares of common stock to which the participant is entitled as a result of the exercise of an option, or (ii) delivering to the Company shares of common stock already owned by the participant.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, who have been the Company's independent accountants for the fiscal years ended June 30, 2001 and 2000 ("Ernst & Young"), have been selected by the Board of Directors as the Company's independent accountants for the fiscal year ending June 30, 2002. A representative of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

     KPMG LLP ("KPMG") were the Company's independent accountants and audited the Company's financial statements as of and for the year ended June 30, 1999. Effective October 12, 1999, the Board of Directors approved the selection of Ernst & Young, and dismissed KPMG, as the registrant's independent accountant. As confirmed by KPMG in a letter dated October 15, 1999 that was filed with the Securities Exchange Commission, there had never been (i) any disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or
(ii) any "reportable events" (as defined in Paragraph (a)(v) of Item 304 of Regulation S-K as promulgated by the Securities and Exchange Commission).

     At no time during the two fiscal years or any subsequent interim period preceding the engagement of Ernst & Young as the Company's independent certified public accountants did the Company consult with Ernst & Young regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the financial statements of the Company, or any disagreement or reportable event.

FEES PAID TO ACCOUNTING FIRMS

     Ernst & Young's aggregate fees for professional services for the audit of the Company's annual consolidated financial statements that were included in the Company's Annual Report on Form 10-K and its review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2001 totaled $100,250.

     Ernst & Young did not provide, and it did not bill and it was not paid any fees for, financial information systems design and implementation services in fiscal 2001. The aggregate fees paid by the Company for all other services rendered by Ernst & Young in fiscal 2001, which consisted of tax compliance and consulting services, were $25,493. The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Ernst & Young and the fees paid therefor in fiscal 2001 were compatible with maintaining Ernst & Young's independence.

     During fiscal 2001 the only services rendered by KPMG to the Company related to the inclusion of KPMG's audit opinion with respect to Company's financial statements for the year ended June 30, 1999 in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for its fiscal year ended June 30, 2001.

                            SOLICITATION OF PROXIES

     We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, Pacer's directors, officers and employees (who will not receive any additional compensation therefor) may communicate with shareholders, brokerage houses and others by telephone, telegraph, telecopy or in person, to request that proxies be furnished. We will reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company's shares.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 2002 annual meeting of shareholders and presentation in the Company's proxy statement for that meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than June 13, 2002. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD P. KAY
                                          RICHARD S. KAY
                                          Chairman, Chief Executive Officer and
                                          President

October 11, 2001

     The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 2001 is being mailed concurrently with this Proxy Statement to all shareholders of record as of September 28, 2001. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 2001 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, PACER TECHNOLOGY, 9420 SANTA ANITA AVENUE, RANCHO CUCAMONGA, CALIFORNIA 91730.

                                                                       EXHIBIT A

                                PACER TECHNOLOGY

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

1.  ORGANIZATION

     This charter governs the operations of the Audit Committee ("Committee") for Pacer Technology, a California Corporation ("Pacer"). The Committee shall review and reassess the charter at least annually and obtain the approval thereof by Pacer's Board of Directors ("Board"). The Committee shall be appointed by the Board of Directors and shall be comprised of at least three Board members, each of whom are independent of management and Pacer. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and Pacer. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

2.  STATEMENT OF POLICY

     The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to Pacer's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of Pacer's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of Pacer. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and the personnel of Pacer and the power to retain outside counsel, or other experts for this purpose.

3.  RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee Pacer's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing Pacer's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

4.  PRINCIPAL RECURRING PROCESSES

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or revise them as it deems appropriate. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of Pacer's Shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, and with the approval of the full Board of Directors to replace, the independent auditors. The Committee shall discuss with the auditors their independence from management and Pacer and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of Pacer's independent auditors.

     - The Committee shall discuss with the independent auditors the overall scope and plans for their annual audit including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Pacer's systems to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of Pacer's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall review with management and the independent auditors the financial statements to be included in Pacer's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles as applied in the Company's financial reporting, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. In furtherance thereof, the Committee shall review and discuss, at least on an annual basis, with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     - The Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

     - The Committee shall discuss with the auditors the matters required to be communicated to audit committees in accordance with AICPA SAS 61.

                                PACER TECHNOLOGY


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS





                           TUESDAY, NOVEMBER 13, 2001

                            AT 9:00 A.M. PACIFIC TIME


                      AT THE HILTON HOTEL - ONTARIO AIRPORT
                             700 NORTH HAVEN AVENUE
                            ONTARIO, CALIFORNIA 91764



PACER TECHNOLOGY
9420 SANTA ANITA AVENUE
RANCHO CUCAMONGA, CA 91730                                                 PROXY
--------------------------------------------------------------------------------

The undersigned hereby revokes all previously granted proxies, and nominates, constitutes and appoints Richard S. Kay, E.T. Gravette, Jr., and Larry K. Reynolds, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PACER TECHNOLOGY which the undersigned is entitled to represent and vote at the 2001 Annual Meeting of Shareholders of the Company, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as shown on the reverse side of this Proxy:


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.


IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY


                      See reverse for voting instructions.

                                                           COMPANY #
                                                           CONTROL #

THERE ARE TWO WAYS TO VOTE YOUR PROXY:

VIA THE INTERNET AND BY MAIL

VOTE BY INTERNET -- http://www.eproxy.com/ptch/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12 Noon (CT) on November 12, 2001.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

- Your Internet vote will authorize the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card with the same voting instructions.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PACER TECHNOLOGY, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


           IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


                             - Please detach here -




THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED BELOW AND
                   FOR THE 2001 STOCK INCENTIVE PLAN PROPOSAL


1.   Election of directors:
     Election of the following nominees as directors for a term of one year:

     01 Richard S. Kay
     02 Ellis T. Gravette, Jr.
     03 Carl Hathaway
     04 John D. Hockin, II
     05 Larry K. Reynolds

      [ ]        FOR all nominees              [ ]       WITHHOLD authority
                 (except as marked to                    to vote for all
                 the contrary below)                     nominees


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PRINT THAT
NOMINEE'S NUMBER IN THE SPACE PROVIDED TO THE RIGHT.)                    [  ]

2.   APPROVAL OF PACER TECHNOLOGY 2001 STOCK INCENTIVE PLAN

     Authorizing the grant by Pacer of options to purchase up to 300,000 shares of common stock to Pacer's officers, employees, directors and consultants and other service providers.

     [ ] For                       [ ] Against                     [ ] Abstain

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE AND FOR APPROVAL OF THE 2001 PACER TECHNOLOGY 2001 STOCK INCENTIVE PLAN PROPOSAL. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

Address Change? Mark Box  [ ]          I plan to attend the Annual Meeting [ ]
Indicate changes below:

Date ________________________, 2001


______________________________________

Signature(s)

(Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.)